UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2008

SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 975-1550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Compensatory Arrangements of Certain Officers

On January 11, 2008, SM&A, a Delaware corporation, entered into Amendment Number 1 to the Employment Agreement (the “Agreement”) with Cathy L. McCarthy, President and Chief Executive Officer of the Company.  Under the terms of the Agreement, Ms. McCarthy will have an annual target incentive of 65% of her base salary under the terms of an incentive compensation plan for key executives of SM&A for fiscal year 2008 as adopted by the Compensation Committee of the Board of Directors of SM&A.

The foregoing summary is qualified by reference to the Agreement, a copy of the Agreement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference as if set forth herein in its entirety.

Item 9.01  Financial Statements and Exhibits.

Amendment Number 1 dated January 11, 2008, to the Employment Agreement with Cathy L. McCarthy dated July 19, 2007.

Exhibit List

Exhibit No.	Description

99.l	Amendment Number 1 dated January 11, 2008 to the Employment Agreement with Cathy L. McCarthy dated July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 17, 2008	SM&A

	By:	/s/ Daniel R. Hart
		Name:	Daniel R. Hart
		Title:	Interim Chief Financial Officer and Secretary